EXHIBIT 10.8



                            ASSET PURCHASE AGREEMENT

                               DATED MARCH 3, 1997

                                 BY AND BETWEEN

                    OUTSOURCE INTERNATIONAL OF AMERICA, INC.

                                    AS BUYER

                                       AND

                         STAFF MANAGEMENT SERVICES, INC.

                                    AS SELLER


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 3rd day of March, 1997 ("Agreement") , by and between OutSource International of America, Inc., Florida corporation ("Buyer"), and Staff Management Services, Inc., a New Jersey corporation, doing business as Staff Management Services, (collectively referred to as "SMSI"), sometimes referred to as "Seller".

                                    RECITALS:

         WHEREAS, the Seller operates a temporary help business from six (6) locations in and around Ocean, Middlesex, Essex and Passaic Counties, New Jersey (the "Business").

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms and conditions set forth herein, substantially all of the assets of the Seller, which together constitute substantially all of the assets that are used in connection with, necessary for, or beneficial to, the operation of the Business;

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

         1.1 SALE OF ASSETS OF SELLER. Subject to the terms and conditions hereof, Seller will sell, convey, assign, transfer and deliver to Buyer at the Closing (as hereafter defined), and Buyer will purchase and accept at the Closing, all assets, properties, privileges, rights, interests, business and goodwill owned by Seller or in which Seller has an interest (except the Excluded Assets, as hereinafter defined), and used or held for use in connection with the operation of the Business, of every kind and description, real, personal and mixed, tangible and intangible and wherever located (such assets, properties, privileges, rights, interests, business and goodwill being transferred hereunder are hereinafter referred to collectively as the "Assets"). Without limiting the generality of the foregoing, the Assets shall include all of Seller's right, title and interest in and to the following (except to the extent any of the following constitute Excluded Assets):

              (a) All supplies, equipment, vehicles, machinery, furniture, fixtures, leasehold improvements and other tangible property owned by Seller or used by Seller in connection with the Business, including the tangible assets listed on SCHEDULE 1.1.

              (b) All of Seller's right, title and interest under all agreements or contracts to which it is a party or by which it or the Assets are bound or which otherwise relate to the Business, including, without limitation, the documents listed in EXHIBIT A or SCHEDULE 3.8 hereto;

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              (c) All of Seller's right, title and interest in and to the
Intellectual Property (as hereafter defined) owned by Seller or used in the Business;

              (d) All proprietary knowledge, trade secrets, technical information, quality control data, processes (whether secret or not), methods, and other similar know-how or rights used in the Business;

              (e) The Business as a going concern and its, customer lists, vendor lists, restrictive covenants, choses in action, rights of recovery, rights of recoupment, lists of temporary employees, together with all books, computer software, files, papers, records and other data of Seller relating to their respective assets, properties, business and operations;

              (f) All other property and rights of every kind or nature owned by Seller or used in the Business, including but not limited to the employment applications of temporary staff (the "Applications").

              (g) All rights of Seller in and to its trade names and trademarks used in the Business, and variants thereof and all goodwill associated therewith for a period of twelve (12) months from the date of Closing at no additional cost of any kind; and

              (h) Buyer shall assume all of Sellers equipment and motor vehicle leases in respect of those items acquired by Buyer, and shall bear full financial responsibility for those of Sellers real property leases as correspond to Sellers offices continued by Buyer and partial financial responsibility for those of Sellers real property leases as correspond to Sellers offices discontinued by Buyer.

         1.2 ASSETS RETAINED BY SELLER. There shall be excluded from the Assets and retained by Seller all of the following (collectively, the "Excluded Assets"):

              (a) the corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as corporations;

              (b) any of the rights of Seller under this Agreement (or under any agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement);

              (c) all cash and accounts receivable of the business as of March 2, 1997, and all personal assets of the owner; and

              (d) all tax records or copies thereof.

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         1.3 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume, and shall agree to satisfy and discharge as the same become due only those liabilities and obligations of Seller specifically listed on EXHIBIT A hereto (the "Assumed Obligations") and, subject to Section 1.4 of this Agreement, the Assumed Leases (as hereafter defined). Buyer shall not assume or be responsible at any time for any liability, obligation, debt or commitment of Seller, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, that is not expressly listed on EXHIBIT A hereto. Without limiting the generality of the foregoing sentence, Buyer shall not assume or be responsible for any of the following: any amounts due to any of Seller's creditors listed on EXHIBIT A hereto in excess of the amounts expressly listed thereon; any matured obligations under leases, licenses, contracts or agreements in excess of the amounts expressly listed on EXHIBIT A hereto; any liabilities, obligations, debts or commitments of Seller incident to, arising out of, or incurred with respect to, this Agreement and the transactions contemplated hereby; any and all sales, use, franchise, income, gross receipts, excise, payroll, personal property (tangible or intangible), real property, ad-valorem, value added, leasing, leasing use, or other taxes, levies, imposts, duties, charges or withholdings of any nature arising out of the transactions contemplated hereby.

         Seller further agrees to satisfy and discharge as the same shall become due all of its obligations and liabilities not specifically assumed by Buyer hereunder. Buyer's assumption of the Assumed Obligations shall in no way expand the rights and remedies of third parties against Buyer as compared to the rights and remedies which such parties would have had against Seller had this Agreement not been consummated.

         1.4 LEASES. Notwithstanding any other provision of this Agreement, Buyer's assumption of any liabilities or obligations of Seller with respect to any lease or leasehold interest (the "Assumed Leases") shall be subject to the terms of the Lease Assignment and Assumption Agreements to be delivered pursuant to Sections 2.2(i) and 2.3(e) of the Agreement.

         1.5 PAYMENT FOR ASSETS. Buyer shall purchase the Assets for an aggregate purchase price (the "Purchase Price") of Four Million Dollars ($4,000,000.00) calculated in the manner set forth on EXHIBIT F hereto.

         1.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as set forth on EXHIBIT B hereto (the "Allocation"). The Allocation shall be made in accordance with Section 1060 of the Internal Revenue Code and applicable Treasury regulations. The Buyer and Seller shall (i) be bound by the Allocation for purposes of determining any Taxes (as hereafter defined), (ii) prepare and file tax returns on a basis consistent with the Allocation and (iii) take no position inconsistent with the Allocation in any proceeding before any taxing authority or otherwise. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of the receipt of such notice.

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         1.7 PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price as follows:

              (a) Buyer shall pay Two Million Three Hundred Fifty Thousand Dollars ($2,350,000.00) to SMSI by cashier's check or bank wire (the "Cash Payment") on the Closing Date; and

              (b) At Closing, deliver to SMSI a negotiable note which will be secured , on a first priority basis, by the general intangibles, of the Dover, NJ and Paterson, NJ offices that Seller is selling to Buyer, but which shall otherwise be subordinated to Buyer's senior indebtedness, in the form attached as EXHIBIT C hereto.

                   (i) The note shall be for One Million Six Hundred-Fifty thousand Dollars ($1,650,000.00), it shall bear interest at Four percent (4%) per annum compounded. It shall be due in two annual installments. The first installment is payable on March 15, 1998 and shall be in the amount of Nine Hundred and Twenty-Five Thousand dollars ($925,000.00) plus accrued interest; the second installment is payable on March 15, 1999 and shall be in the amount of Seven Hundred and Twenty-Five Thousand dollars ($725,000.00) plus accrued interest.

                   (ii) The note shall contain a provision to increase the
                        interest in the event of a default. The increases shall be (a) from four percent (4%) to eight percent (8%) from loan inception until such time as the amount in default is paid in full, and (b) a further increase of the prime interest rate (as published in the Wall Street Journal on the date of default, or the next publication date if default occurs on a non-publication date) plus four percent 4% from the date of default until such time as the amount in default is paid in full. All such interest shall be compounded annually.

              (d) OutSource will grant Dennis M. Omahen options for 5,000 shares of stock at the time of Closing, and will grant additional options of 5,000 shares for each of the following two (2) years provided he meets certain performance requirements to be agreed upon. All such options will be granted under the terms of OutSource's standard Incentive Stock Option Plan and all such options will be shares in the entity that will exist following the roll-up of OutSource's existing Sub-S Corporation into a C-Corporation.

         1.8 ENCUMBRANCES. The Assets shall be sold and conveyed to Buyer free and clear of all mortgages, security interests, charges, encumbrances, liens, assessments, covenants, claims, title defects, pledges, encroachments and burdens of every kind or nature whatsoever, except for the matters set forth in
SCHEDULE 3.1 hereto (the "Permitted Liens").

         1.9 PRORATION. Seller shall pay at Closing all applicable transfer, sales, use, bulk sales and other taxes, and all documentary, filing, recording and vehicle registration fees payable as a result

                                      -4-
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of the transfer of the Assets. All ad valorem and property taxes, and any similar assessment based upon or measured by Seller's ownership interest in the Assets, shall be prorated between Seller and Buyer as of the Closing Date based upon such taxes assessed against the Assets for the tax period in question, or if there is insufficient information for such tax period, based upon taxes assessed for the immediately preceding tax period. All such taxes shall be prorated on the basis of a 365-day year. Seller shall be charged for all such taxes and assessments based upon or measured by Seller's ownership prior to the Closing Date and Buyer shall be charged for all such taxes and assessments based upon or measured by Buyer's ownership on or after the Closing Date. All such prorations and payments shall be made at the Closing.

2. CLOSING DATE.

         2.1 TIME AND PLACE OF CLOSING. The closing of the sale and purchase of the Assets (the "Closing") will take place at the offices of Lindabury, McCormick & Estabrook, PC in Westfield, NJ at 10:00 a.m., Eastern Time, on March 3, 1997 or at such other time and place as the parties may establish (the date of the Closing being hereinafter referred to as the "Closing Date"). The transactions contemplated hereby shall be deemed to be effective as of 12:01 a.m., Eastern standard Time, on the Closing Date. If any extension of time is needed to close it shall only be by mutual agreement of both parties. In the event Buyer does not, through its own volition, consummate the transaction contemplated herein, it shall pay Seller a delay fee of Ten Thousand Dollars ($10,000.00).

         2.2 DELIVERIES BY SELLER. At or prior to the Closing, Seller shall execute and deliver or cause to be executed and delivered to Buyer the following:

              (a) A Bill of Sale, in substantially the form attached as EXHIBIT D hereto;

              (b) An Assignment and Assumption Agreement, in substantially the form attached as EXHIBIT E hereto;

              (c) Noncompetition Agreements in substantially the form attached as EXHIBIT H hereto executed by Dennis M. Omahen pursuant to which he shall agree not to compete within a 25 mile radius of any of SMSI's locations until December 31, 2001. In addition SMSI will use its best efforts to obtain, as of the Closing, non-competition agreements, in substantially the form attached as Exhibit H-1 hereto, from branch employees pursuant to which they shall agree not to compete within a 25 mile radius of any SMSI locations for a period of one (1) year following cessation of their employment. The non-compete with Dennis M. Omahen shall be null and void in the event Buyer defaults on its note to Seller.

              (d) An Assignment of Applications, in substantially the form attached as EXHIBIT K hereto;

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              (e) A Certificate executed as of the Closing Date by a duly authorized officer of SMSI certifying: (i) the resolutions of the Board of Directors and Shareholders of SMSI approving the transactions contemplated hereby, and (ii) as to the accuracy of SMSI's representations and warranties and as to the performance and compliance of all of the terms, provisions and conditions to be performed or complied with by SMSI at or before Closing;

              (f) The documents required pursuant to Sections 7.2, 7.3, 7.5, 7.11, 7.12 and 7.13 of this Agreement;

              (g) An Assignment and Assumption of lease(s) substantially in the form attached as EXHIBIT J hereto;

              (h) A certification that OutSource has the right to use the "Staff Management Services" name, for a period of one year, at no charge; and

              (i) Such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request.

         2.3 DELIVERIES BY BUYER. At or prior to Closing, Buyer shall execute and deliver or cause to be executed and delivered to Seller the following:

              (a) The Promissory Note.

              (b) An Assignment and Assumption Agreement, in substantially the form attached as EXHIBIT E hereto;

              (c) A Security Agreement attached as EXHIBIT M hereto;

              (d) A Partial Rescission of Agreements and Transactions attached as EXHIBIT N hereto;

              (e) A Certificate executed as of the Closing Date by a duly authorized officer of Buyer certifying: (i) the resolutions of the Board of Directors of Buyer approving the transactions contemplated hereby, and (ii) as to the accuracy of Buyer's representations and warranties and as to the performance and compliance of all of the terms, provisions and conditions to be performed or complied with by Buyer at or before Closing;

              (f) OutSource's standard employment agreement stating that Dennis Omahen shall be employed, as an employee at will, by OutSource, as a Regional Manager, beginning on the date of closing, at an annual salary of $90,000 per year plus a bonus potential plus benefits commensurate with other OutSource employees in his comparable position and salary level (including payment of OutSource's normal, published auto allowance).

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              (g) The full or partial (as the case may be) release of SMSI from liability on all real property leases involving SMSI;

              (h) Such other instruments of assumption as Seller and their counsel may reasonably request.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller as a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to Buyer. Exceptions to such representations and warranties are set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule shall be effective to modify only those representations and warranties to which the Disclosure Schedule makes explicit reference. All representations and warranties are stated to the actual knowledge without investigation of the President of Seller.

         3.1 TITLE TO ASSETS. Except as described in SCHEDULE 3.1 hereto, Seller has good, marketable and unencumbered title to the Assets (or, with respect to any real or personal property leases included in the Assets, a valid leasehold interest therein), free and clear of all mortgages, security interests, liens, claims, encumbrances, title defects, pledges, charges, assessments, covenants, encroachments and burdens of any kind or nature whatsoever, and have full right and authority to transfer and deliver all the Assets. Except as described in
SCHEDULE 3.1 hereto, upon consummation of the transactions contemplated hereby, Seller will have transferred to Buyer good, marketable and unencumbered title to the Assets (or with respect to any real or personal property leases included in the Assets, a valid leasehold interest therein), free and clear of all mortgages, security interests, liens, claims, encumbrances, title defects, pledges, charges, assessments, covenants, encroachments and burdens of any kind or nature whatsoever. The Assets constitute all of the assets that are used in connection with, necessary for, or beneficial to the operation of the Business.

         3.2 CORPORATE STATUS OF SMSI. Staff Management Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. It is qualified to do business and is in good standing in each jurisdiction where the operation of its business requires that it be so qualified. It has all requisite corporate power and authority to own, operate and lease its properties and assets, to conduct its business as it is now being conducted, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. An accurate and complete copy of the Articles of Incorporation and Bylaws, as presently in effect, are included as an attachment to SCHEDULE 3.2 hereto.

         3.3 AUTHORITY CONCERNING THIS AGREEMENT. The execution, delivery and performance by Seller of this Agreement and of each agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action of Seller. This Agreement is (and, when executed and delivered, each agreement, document or instrument to be executed and delivered in

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connection with the transactions contemplated hereby will be) valid and binding upon Seller, and enforceable against Seller in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

         3.4 CONDITION OF REAL AND PERSONAL PROPERTY; LEASES. All real property leased by Seller and used in the operation of the Business is listed and described in SCHEDULE 1.4 hereto. All material items of tangible personal property and assets owned or leased by Seller and used in the operation of the Business are described in SCHEDULE 1.1 hereto. All machinery and equipment listed in SCHEDULE 1.1 conforms to all applicable ordinances, regulations, and zoning or other laws. Except as described in SCHEDULE 1.1, all items listed on
SCHEDULE 1.1 are in good operating condition and repair, subject only to normal wear and tear, and are adequate to conduct the Business as it is now being conducted. Seller has delivered to Buyer accurate and complete copies of all leases relating to real and personal property leased by Seller and used in the operation of the Business and, except as described in SCHEDULE 1.4, all such leases are in full force and effect, no event of default has been declared thereunder and, to the Seller's knowledge, no basis for any default exists.

         3.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Attached hereto as part of SCHEDULE 3.5 are the Seller's Financial Statements for the period ending December 31, 1996. The Financial Statements (x) present fairly the financial position and results of operations of the Seller for the dates or periods indicated thereon, (y) have been prepared in Accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated and (z) accurately reflect the transactions, assets and liabilities of Seller as of the dates and for the periods presented. Except as set forth in the Financial Statements or on SCHEDULE 3.5 and the other schedules hereto, Seller has no debts, liabilities or obligations, whether direct or indirect, accrued, absolute, contingent, matured, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with generally accepted accounting principles. Seller is not aware of any basis for the assertion of any claims or liabilities of any nature which are not fully reflected or reserved against in the Financial Statements or otherwise disclosed in SCHEDULE 3.5 hereto.

         3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since February 7, 1997, Seller has conducted its business only in the normal and ordinary course in substantially the same manner as heretofore conducted and have used all reasonable efforts consistent with normal business practices to preserve and promote such business and to avoid any act that might have a material adverse effect upon the value of such business as a going concern or upon the Assets. No event has occurred to prevent the Seller's business from operating in a normal and usual manner and in substantially the same manner as heretofore operated. Except as expressly set forth in SCHEDULE 3.6 hereto, since February 7, 1997;

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              (a) there has not been any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Seller's business or the Assets;

              (b) there has not been any (i) increase (other than normal merit or cost-of-living increases in the ordinary course of business and consistent with past practices) or material change: (y) in compensation or bonuses payable to or to become payable by Seller to its officers, employees or agents, or (z) in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such officers, employees or agents; or (ii) other material change in the employment terms of any officer, employee or agent of Seller;

              (c) there has not been any sale, transfer or other disposition of any tangible or intangible asset, or real or personal property or interest therein, or any mortgage, lien or encumbrance placed thereon except in the ordinary course of business and consistent with past practice;

              (d) there has not been any failure to maintain any Seller's books, accounts and records in the usual, regular and ordinary manner and in accordance with good business practices and consistent with past practice;

              (e) there has not been any action taken or omitted to be taken by Seller which could cause (with or without the giving of notice or the passage of time, or both) the breach, default, acceleration, amendment, termination or waiver of or under any Material Agreement (as hereinafter defined) or the imposition of any lien, encumbrance, mortgage or other claim or charge against the Assets;

              (f) there has not been any liability, obligation or commitment incurred by Seller, outside of the ordinary course of business, involving, individually or in the aggregate, more than $2,500.00;

              (g) Seller has not entered into, nor has Seller or the Assets become subject to, any contracts, agreements, commitments, indentures, mortgages, notes, bonds, license, real or personal property leases or other obligations of the type required to be disclosed in SCHEDULE 3.7 hereto that are not otherwise disclosed herein;

              (h) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any person or entity;

              (i) there has been no change made or authorized in the charter or bylaws of Seller other than as may be necessary to carry out the purposes and intents of this Agreement;

              (j) Seller has not issued, sold or otherwise disposed of any of its capital stock or granted any options, warrants or other rights to purchase or obtain any of its capital stock;

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              (k) Seller has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

              (l) Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers or employees;

         3.7 CONTRACTS AND COMMITMENTS. EXHIBIT A and SCHEDULE 3.7 hereto together include a true, correct and complete list of all material contracts, agreements, commitments, indentures, mortgages, notes, bonds, licenses, real and personal property leases and other obligations to which Seller is a party, by which Seller or its assets or properties are bound or may be affected or which otherwise relate to the Business (the "Material Agreements"). Without limiting the generality of the foregoing, the term Material Agreement includes: (a) any lease or license with respect to any Assets, whether a Seller is tenant, landlord, licensor or licensee thereunder; (b) any agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Assets; (c) any agreement concerning a partnership or joint venture; (d) any agreements between Seller on the one hand and any of its shareholders, officers, directors or employees on the other; (e) any agreement relating to confidentiality or noncompetition; (f) any preferential purchase right, right of first refusal or similar agreement; (g) any agreement entered into outside of the ordinary course of business; or (h) any other agreement (or group of related agreements) which could involve expenditures (in cash or in kind) by Seller in excess of $2,500.00 per year. True and complete copies of all of the Material Agreements are included as part of SCHEDULE 3.7 hereto. Each of the Material Agreements listed in EXHIBIT A and SCHEDULE 3.7 are valid, binding and enforceable in accordance with their respective terms and are in full force and effect and were entered into in the ordinary course of business on an "arms length" basis. No part of Seller's rights or benefits under any Material Agreement has been assigned, transferred, or in any way encumbered. Seller is not in breach of nor has Seller defaulted under any of the Material Agreements and no occurrence or circumstance exists which constitutes (with or without the giving of notice or the passage of time or both) a breach or default by Seller under any Material Agreement. The other parties to the Material Agreements are not in default thereunder and no occurrence or circumstance exists which constitutes or would constitute (with or without the giving of notice or the passage of time or both) a breach or default by the other party thereunder. Except as set forth on SCHEDULE 3.7 hereto, neither Seller nor any of the Assets are bound by or subject to any contract, agreement, commitment, indenture, mortgage, note, bond, license, real or personal property lease or other obligation which on the Closing Date cannot be terminated upon thirty (30) days' written notice by Seller or Buyer without penalty or other obligation being incurred upon such termination.

         3.8 INTELLECTUAL PROPERTY. Seller owns or is licensed to use Intellectual Property ("Intellectual Property"), as set forth in SCHEDULE 3.8. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing shall be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. Seller has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement,

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misappropriation or violation with any Intellectual Property right of 3rd parties. No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller.
SCHEDULE 3.9 hereto contains a true and correct description of the following:

              (a) All Intellectual Property currently owned, in whole or in part, by Seller, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Seller is a party; and

              (b) All agreements relating to Intellectual Property that Seller is licensed or authorized to use from others or which Seller licenses or authorizes others to use.

         3.9 TAXES. All federal, state, local and foreign tax returns (including information returns) and reports of Seller required by any applicable law, rule, regulation or procedure of any federal, state, local or foreign agency, authority or body to be filed have been duly filed by Seller. Seller has either
(i) paid all federal, state, county, local, foreign and other taxes (hereinafter "Taxes" or individually a "Tax") required to be paid by them through the Closing Date and all deficiencies or other additions to Tax, including interest or penalties owed in connection with any such Taxes or (ii) included adequate provision for all such Taxes and deficiencies or other additions to Tax applicable to Seller in the Seller's Financial Statements. All Taxes and other assessments and levies required to be collected or withheld by Seller with respect to the operation of their business from customers with respect to sales of products or from employees for income taxes, social security taxes and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies, or set aside in an account owned by Seller and established for that purpose.

         Seller is not a party to any pending action or proceeding regarding assessment or collection of Taxes by any governmental authority. To Seller's knowledge, no action or proceeding regarding assessment or collection of Taxes is threatened against Seller. There are no facts or state of facts existing that (with or without the giving of notice) or the passage of time or both) could form the basis for any such action or proceeding. Seller has not executed or filed any agreement with the Internal Revenue Service or any other taxing authority extending the period for the assessment or collection of any Taxes.

         3.10 LITIGATION. There is no suit, proceeding, action, claim or investigation, at law or in equity, pending or threatened against Seller materially affecting the assets, properties or property interests of Seller. There are no facts or state of facts existing that (with or without the giving or notice or the passage of time or both) could form the basis for any such suit, proceeding, action, claim or investigation. Neither Seller nor any of its assets, property or property interests is subject to any judgement, order, writ, injunction or decree of any court or any federal, state, municipal, foreign or other governmental authority, department, commission, board, bureau, agency or other instrumentality.

         3.11 EMPLOYEE BENEFIT PLANS; ERISA.

              (a) SCHEDULE 3.11 hereto lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other employee benefit arrangement, contract, agreement or policy, including, without limitation, pension, profit sharing or thrift plans, medical benefit programs, death benefit and disability programs, and severance, vacation and sick leave policies applicable to employees of the Seller (hereinafter referred to collectively as the "Plans").

              (b) All Plans have complied in all material respects with all applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and any predecessor Federal income tax laws, ERISA, all other applicable laws and any applicable collective bargaining agreements.

              (c) No single employer defined benefit pension plan or defined benefit plan for a controlled group of corporations included within the Plans has since 1976: (i) had any accumulated minimum funding deficiency; (ii) been granted a waiver of the minimum funding standards contribution; (iii) been terminated by its plan sponsor or the Pension Benefit Guaranty Corporation ("PBGC"); or (iv) incurred or reported a reportable event; and no such Plan has assets valued at fair market value that are less than the present value of all accrued liabilities using PBGC actuarial and interest rate assumptions in effect on the date hereof as applicable to single employer plan terminations or plans for a controlled group of corporations.

         3.12 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution nor delivery by Seller of this Agreement, or any agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation by Seller of the transactions contemplated hereby or thereby, nor compliance by Seller with any of the provisions hereof or thereof, will (a) conflict with or result in a breach of any provision of Seller's Articles of Incorporation or Bylaws, (b) result in the breach of, or conflict with, any of the terms and conditions of, or constitute a default (with or without the giving of notice or the passage of time or both) with respect to, or result in the cancellation or termination of, or the acceleration of the performance of any obligations or of any indebtedness under, any Material Agreement, (c) result in the creation of a lien, security interest, charge or encumbrance upon any of the Assets, or (d) violate any law or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body to which any Seller or its properties or assets may be subject. No approval, authorization, consent or other action of, or filing with, or notice to any court, administrative agency or other governmental authority or any other person or entity is required for the execution and delivery by any Seller of this Agreement or any agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby or thereby, or the consummation of the transactions contemplated hereby or thereby.

         3.13 LICENSES, PERMITS AND AUTHORIZATIONS. Seller has all permits, licenses, certificates of occupancy, approvals or other authorizations from and registrations with federal, state, municipal and foreign governmental agencies and private associations necessary to operate their business (collectively the "Permits") and all such Permits are in full force and effect and no suspension or cancellation of any such Permit is threatened. A list of the Permits is included in SCHEDULE 3.14 hereto.

         3.14 INSURANCE. SCHEDULE 3.15 hereto contains a complete list of all insurance policies maintained by Seller with respect to the Business or the Assets. Such insurance is in full force and effect; will not terminate or lapse by reason of the transaction contemplated hereby; is sufficient for compliance with all requirements of law and any agreements to which Seller is a party or by which the Assets are bound; and will remain in full force and effect until Closing. SCHEDULE 3.15 specifically excludes worker's compensation insurance. Worker's compensation insurance for the Business of Seller has been provided by an affiliate of Buyer effective January 1, 1997, and Buyer acknowledges its obligations to provide such coverage until Closing and Seller acknowledges its obligations to reimburse Buyer for such coverage, all of which has heretofore been agreed upon by Seller and an affiliate of Buyer.

         3.15 GUARANTEES. Neither the Business nor any of the Assets is or will be at the Closing, directly or indirectly, (i) liable, by guarantee or otherwise, upon or with respect to, (ii) obligated, by discount or repurchase agreement or in any other way, to provide funds in respect of, or (iii) obligated to guarantee or assume, any debt, dividend or other obligation of any person, corporation, association, partnership or other entity.

         3.16 CORPORATE AND PERSONNEL DATA; LABOR RELATIONS. Seller is in compliance with all federal, state, local and foreign laws, rules and regulations affecting employment and employment practices of Seller, including those relating to terms and conditions of employment and wages. There are no complaints pending against Seller in connection with any employment related matters. Seller is not a party to any collective bargaining agreement. SCHEDULE
3.16 includes a monthly report which reflects Seller's current payroll; this report accurately reflects Seller's entire current monthly payroll obligations to their employees. SCHEDULE 3.16 also includes a list of the names and compensation levels of any consultants, independent contractors or temporary employees regularly utilized by Seller.

         3.17 COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS. Seller has at all times conducted its business and the Assets have been held in compliance with all applicable laws, regulations, ordinances, orders and other requirements of governmental authorities having jurisdiction over Seller, the failure to comply with which would have a material adverse affect on its Business and the Assets. Seller has not received any formal or informal notice, advice, claim or complaint alleging that Seller has violated or may have violated any law, regulation, ordinance or order and, no such notice, advice, claim or complaint of any type is threatened. Seller has at all times complied and presently comply with all applicable federal, state, local and foreign laws, rules and regulations respecting occupational safety and health standards, the failure to comply with which would have a material adverse affect on its Business and the Assets, and Seller has not received complaints from any employee or any federal, state, local or foreign agency alleging any violation of any federal, state, local or foreign laws respecting occupational safety and health standards.

         3.18 ACCURACY OF INFORMATION FURNISHED. No statement contained in this Agreement or any Exhibit or Schedule attached hereto, and no statement contained in any certificate or other instrument or document furnished by or on behalf of Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement for Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:


         4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois. Buyer has all requisite corporate power and authority to own and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         4.2 AUTHORITY CONCERNING THIS AGREEMENT. The execution, delivery and performance by Buyer of this Agreement and of each agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action of Buyer. This Agreement is (and, when executed and delivered, each agreement, document or instrument to be executed and delivered in connection with the transactions contemplated hereby will be) valid and binding upon Buyer, and enforceable against Buyer in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or the principles governing the availability of equitable remedies.

         4.3 FINANCIAL STATEMENTS. Attached hereto as part of SCHEDULE 4.3 are the Buyer's unaudited Financial Statements for the period ending December 31, 1996. The Financial Statements (x) present fairly the financial position and results of operations of the Buyer for the dates or periods indicated thereon,
(y) have been prepared in Accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated and (z) accurately reflect the transactions, assets and liabilities of Buyer as of the dates and for the periods presented. Except as set forth in the Financial Statements or on SCHEDULE 4.3 and the other schedules hereto, Buyer has no debts, liabilities or obligations, whether direct or indirect, accrued, absolute, contingent, matured, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with generally accepted accounting principles (except for a $70 million debt and equity facility that Buyer closed on February 21, 1997). Buyer is not aware of any basis for the assertion of any claims or liabilities of any nature which are not fully reflected or reserved against in the Financial Statements or otherwise disclosed in SCHEDULE 4.3 hereto.

         4.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, Buyer conducted its business only in the normal and ordinary course in substantially the same manner as heretofore conducted. No event or events have occurred since such date that have had, or before the Closing will, or may, have a material adverse affect on the Buyer's assets and its business.

         4.5 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution nor delivery by Buyer of this Agreement, or any agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation by Buyer of the transactions contemplated hereby or thereby, nor compliance by Buyer with any of the provisions hereof or thereof, will (a) conflict with or result in a breach of any provision of Buyer's Articles of Incorporation or Bylaws, (b) result in the breach of, or conflict with, any of the terms and conditions of, or constitute a default (with or without the giving of notice or the passage of time or both) with respect to, or result in the cancellation or termination of, or the acceleration of the performance of any obligations or of any indebtedness under, any Material Agreement, (c) result in the creation of a lien, security interest, charge or encumbrance upon the purchase price payable by Buyer to Seller, or (d) violate any law or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body to which Buyer or its properties or assets may be subject. No approval, authorization, consent or other action of, or filing with, or notice to any court, administrative agency or other governmental authority or any other person or entity is required for the execution and delivery by Buyer of this Agreement or any agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby or thereby, or the consummation of the transactions contemplated hereby or thereby.

         4.6 LITIGATION. There is no suit, proceeding, action, claim or investigation, at law or in equity, pending or threatened against Buyer materially affecting the assets, properties or property interests of Buyer. There are no facts or state of facts existing that (with or without the giving or notice or the passage of time or both) could form the basis for any such suit, proceeding, action, claim or investigation. Neither Buyer nor any of its assets, property or property interests is subject to any judgement, order, writ, injunction or decree of any court or any federal, state, municipal, foreign or other governmental authority, department, commission, board, bureau, agency or other instrumentality.

         4.7 ACCURACY OF INFORMATION FURNISHED. No statement contained in this Agreement, or any exhibit or schedule attached, and no statement contained in any certificate or other instrument or document furnished by or on behalf of Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

5. INDEMNIFICATION AND SET OFF.

         5.1 INDEMNIFICATION OBLIGATION OF SELLER. Seller hereby agrees to defend, indemnify and hold harmless Buyer from, against and in respect of any loss, cost, damage or expense, including but not limited to, legal and accounting fees and expenses (and sales taxes thereon, if any) asserted against, imposed upon or paid, incurred or suffered by Buyer (a "Loss"):

              (a) as a result of, arising from or in connection with any breach of any representation, warranty, covenant or agreement of Seller in this Agreement or in any agreement, document or instrument executed and delivered in connection with the transactions contemplated hereby; or

              (b) any misrepresentation or inaccuracy in, or omission from the Disclosure Schedule or from any certificate, schedule, statement, document or instrument furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement.

         5.2 INDEMNIFICATION OBLIGATION OF BUYER. Buyer hereby agrees to defend, indemnify and hold harmless Seller from, against and in respect of any loss, cost, damage or expense, including but not limited to, legal and accounting fees and expenses (and sales taxes thereon, if any) asserted against, imposed upon or paid, incurred or suffered by Seller (a "Loss"):

              (a) as a result of, arising from or in connection with any breach of any representation, warranty, covenant or agreement of Buyer in this Agreement or in any agreement, document or instrument executed and delivered in connection with the transactions contemplated hereby; or

              (b) as a result of, arising from or in connection with the Assumed Obligations;

              (c) any misrepresentation or inaccuracy in, or omission from the Disclosure Schedule or from any certificate, schedule, statement, document or instrument furnished by Buyer to Seller in connection with the transactions contemplated by this Agreement.

         5.3 INDEMNITY PROCEDURE. A party hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party claiming indemnity is referred to as the "Indemnified Party." The Indemnified

Party under this Agreement shall give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim of indemnity under this Agreement; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced. As to any claim, action, suit or proceeding by a third party, the Indemnifying Party shall be entitled to assume defense thereof (at its expense) provided that counsel for the Indemnifying Party who shall conduct the defense of such claim shall be approved by the Indemnified Party, which approval will not be unreasonably withheld. The Indemnified Party shall, at its expense, provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof. If in the Indemnified Party's reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of a third party claim that would materially prejudice the Indemnified Party, or, if the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend a claim, the Indemnified Party may assume defense, at its expense, of such claim or action with counsel of its choosing.

         An Indemnifying Party shall not make any settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement (i) involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business or (ii) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         In the event the Indemnified Party shall withhold its consent to a settlement and resumes the defense of a claim. The liability of the Indemnifying Party shall be limited to the amount it had agreed to pay in connection with said settlement. In the event the Indemnified Party reassumes the defense of a claim, the Indemnifying Party shall be responsible to make payment in respect of the claim to the Indemnified Party within the limitations hereof only after the Indemnified Party has concluded a settlement or when a final order of a court of competent jurisdiction or a final award of an arbitrator having competent jurisdiction has been entered.

         5.4 PAYMENT. The Indemnifying Party shall pay to the Indemnified Party any amounts owed to the Indemnified Party pursuant to this Section 5 within twenty (20) days after a final determination with respect to any indemnifiable Loss hereunder. A "final determination" means a settlement by the Indemnifying Party or the Indemnified Party as hereinabove described or when a final order of the court of competent jurisdiction or a final award of an arbitrator having competent jurisdiction has been entered. Without limiting the generality of the foregoing, insurance proceeds received or to be received by the Indemnified Party in respect of any matter for which indemnity is claimed hereunder by such party shall reduce dollar-for-dollar the indemnity payable by the Indemnifying Party hereunder, and in the event the Indemnified Party claims tax deductions, credits or income offsets in respect of any payment or accrual of an amount for which indemnity is claimed hereunder by such Party, the indemnity payable by the Indemnifying Party hereunder shall be reduced dollar-for-dollar by the taxes saved by the Indemnified Party as a consequence of such tax deductions, credits or offsets to income. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person, firm or entity with respect to the subject matter of the claim or litigation.

         5.5 LIMITATIONS AS TO AMOUNT. In no event shall indemnification for Losses by one party to another hereunder exceed the sum of $500,000.00, unless such Loss is to the any willful misrepresentation or willful breach of warranty or any willful failure to perform or comply with the provisions of this Agreement.

6. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent (any or all of which may be waived in writing, in whole or in part, by Seller):

         6.1 PERFORMANCE OF OBLIGATIONS. Buyer shall have performed all of its obligations and complied with all of its covenants required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date.

         6.2 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Buyer contained in this Agreement shall be true and correct both at the date on which this Agreement is signed and at and as of the Closing Date as if made at and as of such time.

         6.3 DELIVERIES. Buyer shall have delivered or caused delivery of the items set forth in Section 2.3 of this Agreement.

         6.4 APPROVALS. Buyer shall have delivered to Seller any and all approvals, consents or assignments necessary for the consummation of the transactions contemplated hereby, including, without limitation, any consents required (i) by any governmental or administrative body, (ii) under any Material Agreement, (iii) under any insurance policies that Buyer has determined should continue in force after the Closing, or (iv) under any Permit.

         6.5 ACCESS. Seller shall have had full and complete access during normal business hours to the properties, assets, books, agreements, files and records of Buyer for the purpose of verifying the information set forth herein.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent (any or all of which may be waived in writing, in whole or in part, by Buyer):

         7.1 PERFORMANCE OF OBLIGATIONS. Seller shall have performed all of the obligations and complied with all of the covenants required to be performed or to be complied with by them under this Agreement on or prior to the Closing Date.

         7.2 APPROVALS. Seller shall have delivered to Buyer any and all approvals, consents or assignments necessary for the consummation of the transactions contemplated hereby, including, without limitation, any consents required (i) by any governmental or administrative body, (ii) under any Material Agreement, (iii) under any insurance policies that Buyer has determined should continue in force after the Closing, or (iv) under any Permit.

         7.3 ACCESS. Buyer shall have had full and complete access during normal business hours to the properties, assets, books, agreements, files and records of Seller for the purpose of verifying the information set forth herein.


         7.4 PROPERTY. All of Seller's real and personal property shall be in good operating condition, structurally sound and in good repair. Notwithstanding the foregoing, Buyer acknowledges that Buyer is assuming Assumed Leases and acquiring the Assets in Schedule 1.1 in an "as is" condition.

         7.5 APPROVAL.

              (a) The board of directors of Seller shall have approved Seller entering into this Agreement and the consummation of the transactions contemplated hereby;

              (b) The board of directors of Buyer shall have approved Buyer's entering into this Agreement and consummation of the transactions contemplated hereby.

         7.6 LITIGATION. There shall not have been instituted, pending or threatened against Seller, any suit, action or other proceeding by any private party or governmental agency, commission, bureau or body seeking to restrain or prohibit any of the transactions contemplated by this Agreement.

         7.7 ACCRUED EXPENSES AND CONTINGENT LIABILITIES. Seller shall have resolved, in a manner satisfactory to Buyer in its sole and absolute discretion, any issues relating to the accrued expenses and contingent liabilities of Seller.

         7.8 NONCOMPETITION AGREEMENTS. Buyer, Dennis Omahen and all branch office personnel of Seller who have consented to do so before Closing, shall have entered into a Noncompetition Agreement prohibiting them from competing within a 25 mile radius of any of SMSI's locations until December 31, 2001 in the case of Dennis Omahen and for one (1) year from the date of Closing for all other employees. The non-compete with Dennis Omahen shall be null and void in the event Buyer defaults on its note to Seller.

         7.9 DISCLOSURE SCHEDULE. Seller shall have furnished to Buyer and its representatives true, correct and complete copies of all documents, agreements and instruments listed in the Disclosure Schedule.

         7.10 DELIVERIES. Seller shall have delivered or caused delivery of the items set forth in Section 2.2 hereof.

         7.11 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Seller contained in this Agreement shall be true and correct both at the date on which this Agreement is signed and at and as of the Closing Date as if made anew at and as of such time.

         7.12 RIGHT TO USE NAME. Buyer shall have received a certification of its right to use the name "Staff Management Services", for 12 months from date of close, at no charge.

8. POST-CLOSING COVENANTS.

         8.1 ACCOUNTS RECEIVABLE OF BUYER. Seller covenants and agrees that if Seller inadvertently collects an account receivable of the Buyer, Seller will deliver the amount received to Buyer within ten (10) days of receipt by Seller.

         8.2 ACCOUNTS RECEIVABLE OF SELLER. Buyer covenants and agrees that if Buyer inadvertently collects an account receivable of a Seller, Buyer will deliver the amount received to Seller within ten (10) days of receipt by Buyer.

         8.3 ACCOUNTS RECEIVABLE REPORTS. Seller covenants and agrees that Seller will deliver a weekly accounts receivable report to Buyer for ninety (90) days following the Closing Date.

         8.4 FURTHER ASSURANCES. The parties hereto covenant and agree that they will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, papers and documents as may be necessary to carry out and effectuate the intent and purposes of this Agreement.

9. MISCELLANEOUS.

         9.1 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules to this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, between the parties hereto with respect to such subject matter. The Exhibits and Schedules to this Agreement are incorporated into and constitute part of this Agreement.

         9.2 AMENDMENT. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

         9.3 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         9.4 SURVIVABILITY. Notwithstanding any investigation made by or on behalf of any party to this Agreement, the representations and warranties made under and in connection with this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on and as of such date and shall survive the Closing and consummation of all the transactions contemplated hereby for a period of one (1) year.

         9.5 WAIVERS AND REMEDIES. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         9.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         9.7 DESCRIPTIVE HEADINGS/RECITALS. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The recitals are incorporated into and made a part of this Agreement.

         9.8 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in counterparts by the separate parties hereto, all of which shall be deemed to be one and the same instrument. Facsimile signatures shall have the same effect as original signatures.

         9.9 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given: when delivered by hand; when delivered by facsimile (if written confirmation of receipt of the facsimile is obtained from the party to be charged with notice); five (5) days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid; or on the second business day after being sent (PREPAID for next day delivery), via Federal Express, Purolator Courier, DHL or other nationally recognized delivery service, as follows:

               If to Seller:                      DENNIS M. OMAHEN
                                                  4 Kevin Drive
                                                  Flanders, NJ 07836

               With a copy to:                    Robert S. Schwartz, Esq
                                                  Lindabury, McCormick &
                                                  Estabrook
                                                  53 Cardinal Drive
                                                  Westfield, NJ 07091

               If to Buyer:                       OutSource International, Inc.
                                                  Attention: CEO
                                                  1144 East Newport Center Drive
                                                  Deerfield Beach, FL 33442
                                                  954-418-6200

               With a copy to:                    Steven Sonberg, Esq.
                                                  Holland & Knight
                                                  One East Broward Boulevard
                                                  Fort Lauderdale, FL  33301
                                                  Phone:  305 468-7819
                                                  Fax:  305 463-2030

or to such other address as any party hereto may from time to time designate in writing delivered in a like manner.

         9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties hereto shall assign any of its rights or obligations hereunder without the express written consent of the other party hereto; provided, however, all of Seller's rights may be assigned and its obligations delegated to Dennis M. Omahen without the consent of the Buyer in the event the Seller shall liquidate and dissolve.

         9.11 APPLICABLE LAW. This Agreement shall be governed by, and shall be construed, interpreted and enforced in Accordance with, the laws of the State of Florida.

         9.12 BROKERS AND AGENTS. Neither OutSource or SMSI have engaged a broker in regard to this transaction.

         9.13 EXPENSES. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including accountants' and attorneys' fees.

         9.14 CONFIDENTIALITY. No party hereto shall divulge the existence of the terms of this Agreement, the transactions contemplated hereby or any information about another party that such party may have acquired in connection with the transaction, without the prior written approval of all of the parties hereto, except and as to the extent (i) obligated by law or, (ii) necessary for such party to defend or prosecute any litigation in connection with the transactions contemplated hereby or (iii) to their respective accountants, attorneys and financial advisors who agree no to divulge except as provided in clause (i) and (ii) hereof. The parties hereto acknowledge that any breach of the foregoing will give rise to irreparable injury that is not compensable in damages and agree that any party may seek and obtain equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to such party against the breach or threatened breach of such covenants, in addition to any other legal remedies which may be available.

         9.15 CERTAIN INTERPRETATIONS. Words such as "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement. The word "material" as used in this Agreement shall mean a deviation of more than five (5%) percent.

         9.16 CONSENT TO JURISDICTION. The parties to this Agreement agree that any claim, suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be submitted for adjudication either in any Florida State or Federal court sitting in Broward County, Florida, or in the State and Federal courts located in New Jersey, and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication. Each party (i) waives any objection which it may have that such court is not a convenient forum for any such adjudication, (ii) agrees and consents to the personal jurisdiction of such court with respect to any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby and (iii) agrees that process issued out of such court or in Accordance with the rules of practice of such court shall be properly served if served personally or served by certified mail or other form of substituted service, as provided under the rules of practice of such court. In the event of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby the prevailing party thereunder shall be entitled to recover reasonable attorneys' and paralegal's fees (for negotiations, trials, appeals and collection efforts) and court costs incurred in connection therewith in addition to any other relief to which such party may be entitled. The prevailing party shall be the party in whose favor an award or judgement is entered in its favor.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                                  BUYER:

Witness:

/s/ ILLEGIBLE                                    OutSource International of
--------------------------                       America, Inc.
                                                    /s/ DAVID VAN SOEST
                                                 By:-------------------------
                                                    David Van Soest
--------------------------                          Regional Vice President

                                                  SELLER:

Witness:

/s/ ILLEGIBLE                                    Staff Management Services, Inc.
--------------------------
                                                    /s/ DENNIS M. OMAHEN
                                                 By:-------------------------
                                                    Dennis M. Omahen
---------------------------                         President

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